UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

May 21, 2019

Date of Report (Date of earliest event reported)

BALLANTYNE STRONG, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13906	47-0587703
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File No.)	Identification Number)

11422 Miracle Hills Drive, Suite 300
Omaha, Nebraska	68154
(Address of principal executive offices)	(Zip Code)

(402) 453-4444

(Registrant’s telephone number including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Shares, $.01 par value	BTN	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 8.01. Other Events.

Strong Digital Media, LLC (“SDM”), an indirect subsidiary of Ballantyne Strong, Inc. (“Ballantyne”), has entered into a Taxicab Advertising Collaboration Agreement (the “Commercial Agreement”) and a Unit Purchase Agreement (the “Unit Purchase Agreement”) with Firefly Systems, Inc. (“Firefly”), pursuant to which SDM has agreed to make available to Firefly 300 digital taxi tops and the parties have agreed to coordinate the fulfilling of SDM’s agreements with the Metropolitan Taxicab Board of Trade, Inc. (“MTBOT”) and Creative Mobile Media, LLC (“CMM”), each dated February 8, 2018. Firefly has agreed to fulfill the digital taxitop advertising obligations under the MTBOT agreement and CMM agreement, and SDM has agreed to fulfill the non-digital taxitop advertising obligations under the MTBOT agreement and CMM agreement. Ballantyne is a party to the Unit Purchase Agreement and has agreed to guarantee the payment obligations of SDM under the Commercial Agreement.

As consideration for entering into these agreements, SDM will receive $4,785,072 of Firefly’s Series A-2 preferred shares that will be subject to a repurchase option for a period of three years to cover SDM’s indemnity obligations under the Commercial Agreement and the Unit Purchase Agreement. As a condition to the transaction, SDM has agreed to hold the Firefly Series A-2 preferred shares in an investment fund managed by Fundamental Global Investors, LLC that is wholly owned by SDM. If the Unit Purchase Agreement and the Commercial Agreement were effective on January 1, 2019, Ballantyne’s revenue recognized during the first quarter of 2019 would have been reduced by $0.6 million and operating expenses would have been reduced by approximately $1.3 million.

The unaudited pro forma financial information included in this Current Report on Form 8-K is presented for informational purposes only and has been prepared based upon available information, management estimates and certain assumptions that Ballantyne’s management believes are reasonable as of the date of this report; actual amounts may differ from these amounts.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLANTYNE STRONG, INC.

Date: May 28, 2019	By:	/s/ Mark D. Roberson
Mark D. Roberson
Executive Vice President and Chief Financial Officer